NEUBERGER BERMAN EQUITY FUNDS
                              DECLARATION OF TRUST
                                   SCHEDULE A


Neuberger Berman Century Fund

Neuberger Berman Focus Fund

Neuberger Berman Genesis Fund

Neuberger Berman Guardian Fund

Neuberger Berman International Fund

Neuberger Berman Manhattan Fund

Neuberger Berman Millennium  Fund

Neuberger Berman Partners Fund

Neuberger Berman Regency Fund

Neuberger Berman Socially Responsive Fund

Neuberger Berman Technology Fund


DATED:  April 17, 2000